Exhibit 99.4

CONSENT OF OLIVER WYMAN CONSULTING (SHANGHAI) LIMITED

Oliver Wyman Consulting (Shanghai) Limited hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “CHINA VIRTUAL CREDIT ACCOUNT BASED PERSONAL FINANCE PLATFORM — MARKET OVERVIEW AND PERSPECTIVES” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of 9F Inc. (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”).  We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

/s/ Jacques Penhirin
Name:	Jacques Penhirin
Title:	Partner
Oliver Wyman Consulting (Shanghai) Limited
Room 3708-10
The Center
989 Changle Road
Xuhui District
Shanghai

July 16, 2019